UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

November 1, 2005 (October 31, 2005)

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters

1 Elmcroft Road

Stamford, Connecticut 06926-0700

(Address of principal executive offices)

(203) 356-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On October 31, 2005 Pitney Bowes Inc. received a request for additional information (commonly known as a Second Request) from the Federal Trade Commission in connection with its previously announced acquisition of Firstlogic, Inc. As a result, the acquisition of Firstlogic may not be completed until 30 days following substantial compliance with the Second Request. Pursuant to the terms of the Agreement and Plan of Merger between Pitney Bowes and Firstlogic, the parties to the agreement have until November 15, 2005 to consummate the acquisition, after which date the agreement may be terminated by either of Pitney Bowes or Firstlogic without any further liability or obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

November 1, 2005

/s/ B.P. Nolop

B.P. Nolop

Executive Vice President and

Chief Financial Officer

(Principal Financial Officer)

/s/ S.J. Green

S.J. Green

Vice President – Finance and

Chief Accounting Officer

(Principal Accounting Officer)